CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" for the Liberty High-Yield Municipal Fund (formerly, Stein Roe High-Yield Municipals Fund, one of the series comprising Liberty-Stein Roe Funds Municipal Trust) in the Liberty High-Yield Municipal Fund Class A, B and C Shares Prospectus and Class Z Shares Prospectus and "Independent Auditors of the Fund" and "Financial Statements" in the Liberty High-Yield Municipal Fund Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 35 to the Registration Statement (Form N-1A, No. 2-99356) of our reports dated August 22, 2001 with respect to the financial statements and financial highlights of Stein Roe High-Yield Municipals Fund included in the Stein Roe Tax-Exempt Bond Funds Annual Report and the Liberty High Income Municipals Fund, Class A Annual Report, each dated June 30, 2001.


                                                              ERNST & YOUNG LLP

Boston, Massachusetts
July 10, 2002